Exhibit 99.1

American Rebel Holdings, Inc. (NASDAQ: AREB) Regains Compliance with NASDAQ Listing Standards as of February 10, 2025.

Nashville, Tennessee, Feb. 11, 2025 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), creator of American Rebel Beer (americanrebelbeer.com) and a designer, manufacturer, and marketer of branded safes, personal security and self-defense products and apparel (americanrebel.com), is pleased to announce that it has regained compliance with the periodic filing requirement under NASDAQ’s listing rules.

“Maintaining our NASDAQ listing is of utmost importance to our Company and our stockholders. I would like to extend my deepest gratitude to our internal and external accounting teams for their tireless efforts in ensuring our ability to file our FY2024 3rd Quarter financials that allowed American Rebel to regain compliance with NASDAQ’s listing rules.” Andy Ross, CEO of American Rebel, further commented, “The dedication and hard work of Darin Fielding, CFO of our wholly owned subsidiary, Champion Safe Co., who emerged as our regulatory lead due to his previous auditor experience was instrumental in the coordination between our independent auditors, GBQ and Eventus Advisory Group’s seasoned team of public company accounting professionals.”

Timeline of NASDAQ Compliance Efforts

November 14, 2024- FY2024 3rd Quarter 10Q due

November 22, 2024- Company notification by NASDAQ that it no longer met the perioding listing requirement due to the inability to file the FY2024 3rd Quarter 10Q

January 21, 2025- Deadline for American Rebel Holdings, Inc. to submit a plan to NASDAQ to regain compliance with the listing requirements

February 7, 2025- American Rebel Holdings, Inc. files Form 10-Q for the period ended September 30, 2024.

Revenue for the three (3) months ended September 30, 2024 of $2,337,786.00

Revenue for the nine (9) months ended September 30, 2024 of $9,637,016.00

February 10, 2025- American Rebel Holdings, Inc. is notified by NASDAQ Staff that with the February 7, 2025 filing of the 10-Q for the period ended September 30, 2024, that the Company is deemed compliant with the NASDAQ Listing Rules.

In the coming weeks, the Company is planning on providing a brief stockholder update from its CEO, Andy Ross, detailing the progress made in our business units throughout last year. This update will highlight the rapid growth and success American Rebel has experienced in our American Rebel Beverage business unit responsible for American Rebel Light Beer and the positive impacts of the reorganization and streamlining of our product offerings and processes at Champion Safe Co. (www.championsafe.com).

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Light Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com and www.americanrebelbeer.com. For investor information, visit www.americanrebel.com/investor-relations.

American Rebel Holdings, Inc.

info@americanrebel.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include benefits of marketing outreach efforts, continued compliance with Nasdaq listing requirements, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Corey Lambrecht, COO

Corey.lambrecht@americanrebel.com